NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF AUTHORITY

KPISOFT INCORPORATED
0450202097

The above-named FOREIGN FOR-PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 09/21/2017 and was assigned identification number 0450202097. Following are the articles that constitute its original certificate.

1. **Name:**
   KPISOFT INCORPORATED
2. **Registered Agent:**
   JOEL PARITZ
3. **Registered Office:**
   15 WARREN STREET
   SUITE 25
   HACKENSACK, NEW JERSEY 07601
4. **Business Purpose:**
   DEVELOPMENT OF COMPUTER SOFTWARE
5. **Incorporated Under the Laws of:**
   DELAWARE ON 09/06/2017
6. **Effective Date of this filing is:**
   09/21/2017
7. **Main Business Address:**
   15 WARREN STREET
   SUITE 25
   HACKENSACK, NEW JERSEY 07601

Signatures:
FILIP POLUS
PRESIDENT


THE GREAT SEAL OF THE STATE OF NEW JERSEY

Certificate Number : 4040419037
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 21st day of September, 2017

Ford M. Scudder
State Treasurer

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NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF AUTHORITY

KPISOFT INCORPORATED
0450202097

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "KPISOFT INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2017.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "KPISOFT INC." WAS INCORPORATED ON THE SIXTH DAY OF SEPTEMBER, A.D. 2017.

Jeffrey W. Bullock, Secretary of State

6534172 8300

SR# 20176269204

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203265908

Date: 09-21-17